EXHIBIT 99.1

Cardtronics Announces Second Quarter 2008 Results

HOUSTON, Aug. 12, 2008 (PRIME NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM), the world's largest operator of ATMs, today announced its financial and operational results for the quarter ended June 30, 2008.

Notable items for the second quarter include:

 * Consolidated revenues of $127.0 million, up 64% from the second quarter of 2007
 * Adjusted EBITDA of $22.5 million, up 82% from the second quarter of 2007
 * Adjusted Net Income of $3.1 million versus $0.8 million in the second quarter of 2007
 * Significant improvements in key operating metrics versus the second quarter of 2007:
   -- Average number of transacting ATMs increased by 29%
   -- Total transactions increased by 84%
   -- Total cash withdrawal transactions increased by 78%
   -- Cash withdrawal transactions per ATM per month increased by 38%
   -- ATM operating revenues per ATM per month increased by 28%
   -- ATM operating gross profit per ATM per month increased by 31%
 * Continued transitioning of our ATM portfolio over to our in-house electronic funds transfer ("EFT") processing platform.  As of
   June 30, 2008, we were processing transactions for approximately
   23,000 ATMs.
 * Completion of the exchange of our previously-issued $100.0 million
   91/4% senior subordinated notes - Series B for new 91/4% senior subordinated notes that have been registered with the Securities and Exchange Commission ("SEC"). The new notes have the same terms and conditions as our previous notes except that the new notes have been registered with the SEC and can be publicly traded.

A significant factor in comparing Cardtronics' second quarter 2008 results with its second quarter 2007 results is the Company's acquisition of the financial services business of 7-Eleven, Inc. (the "7-Eleven ATM Transaction"), the results of which have been included in the Company's consolidated financial statements beginning on July 20, 2007.

"Cardtronics had a strong second quarter," commented Jack Antonini, Cardtronics' Chief Executive Officer. "While the majority of the double-digit growth we experienced was due to the acquisition of the 7-Eleven ATM portfolio, our legacy U.S. operations delivered solid financial results, meeting or exceeding our internal projections for the majority of our key performance metrics. We continue to see attractive growth opportunities to leverage our scale as the largest provider of financial self-service solutions. Our extensive network of ATMs, retailer relationships, financial institution partnerships, and product, service and processing capabilities provide new partners a powerful platform from which to grow their businesses."

SECOND QUARTER RESULTS

For the second quarter of 2008, revenues totaled $127.0 million, representing a 64% increase over the $77.2 million in revenues recorded during the second quarter of 2007. While our domestic and international operations generated higher revenues during the second quarter of 2008, the year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction, which resulted in $38.4 million of incremental revenues.

Adjusted EBITDA totaled $22.5 million for the second quarter of 2008 compared to $12.4 million for the second quarter of 2007, and Adjusted Net Income totaled $3.1 million ($0.08 per diluted share) compared to an Adjusted Net Income of $0.8 million ($0.03 per diluted share) for the second quarter of 2007. This year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

The GAAP net loss for the second quarter totaled $3.4 million, reflecting the incremental $7.0 million of depreciation, accretion, and amortization expense that resulted from the 7-Eleven ATM Transaction and the increased number of company-owned machines deployed in the United States, the United Kingdom, and Mexico, and an additional $1.9 million of interest expense associated with higher debt levels during the second quarter of 2008. The net loss for the quarter also includes a $1.3 million pre-tax charge in our United Kingdom operations associated with delays experienced in obtaining our Europay MasterCard Visa ("EMV") certification with one of the major networks. This charge, which is reflected in the "Cost of ATM operating revenues" line item of our consolidated statement of operations, has been added back to arrive at Adjusted EBITDA and Adjusted Net Income, net of taxes.

SIX MONTH RESULTS

Revenues totaled $247.6 million for the six months ended June 30, 2008, representing a 63% increase over the $151.8 million in revenues recorded during the six months ended June 30, 2007. As was the case with the Company's quarterly results, the year-over-year increase in revenues was primarily attributable to the 7-Eleven ATM Transaction.

Adjusted EBITDA totaled $41.5 million for the six months ended June 30, 2008, representing a 71% increase over the $24.3 million in Adjusted EBITDA for the same period in 2007. Adjusted Net Income totaled $4.6 million ($0.11 per diluted share) for the first six months of 2008, which was higher than the $0.5 million ($0.02 per diluted share) generated during the first six months of 2007. Increases in both Adjusted EBITDA and Adjusted Net Income were primarily the result of the 7-Eleven ATM Transaction.

The GAAP net loss for the six months ended June 30, 2008 totaled $8.0 million. As was the case with the Company's quarterly results, year-to-date GAAP net loss reflects the incremental depreciation, accretion, and amortization expense that resulted from the 7-Eleven ATM Transaction and the increased number of deployed ATMs, the additional interest expense associated with higher debt levels, and the $1.3 million pre-tax charge related to our United Kingdom operations.

2008 GUIDANCE

The Company is now expecting the following financial measures for the year ending December 31, 2008:

 * Revenues of $490.0 million to $505.0 million,
 * Overall gross margins of approximately 24.5%,
 * Adjusted EBITDA of $86.0 million to $90.0 million,
 * Depreciation and accretion expense of $38.0 million to
   $39.0 million,
 * Interest expense of $29.0 million to $30.0 million,
 * Adjusted Net Income of $0.30 to $0.35 per diluted share, based on approximately 40.5 million shares outstanding, and
 * Capital expenditures of $53.0 million to $55.0 million, net of minority interest.

The above guidance excludes the impact of certain one-time items as well as anticipated stock-based compensation expense and approximately $17.5 million of intangible asset amortization expense.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, and Adjusted Net Income are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Additionally, Adjusted EBITDA and Adjusted Net Income exclude certain non-recurring or non-cash items and, therefore, may not be comparable to similarly titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

A reconciliation of net loss to EBITDA, Adjusted EBITDA, and Adjusted Net Income is presented in tabular form at the end of this press release.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest operator of ATMs. Cardtronics operates approximately 33,000 ATMs across its portfolio, with ATMs in every major U.S. market, approximately 2,500 ATMs throughout the United Kingdom, and approximately 1,800 ATMs in Mexico. Major merchant clients include 7-Eleven(r), A&P(r), Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Rite Aid(r), Safeway(r), Sunoco(r), Target(r), and Walgreens(r). Complementing its ATM operations, Cardtronics works with financial institutions of all sizes to provide their customers with convenient cash access and deposit capabilities through ATM branding, surcharge-free programs, and image deposit. Approximately 10,000 Cardtronics owned and operated ATMs currently feature bank brands. For more information, please visit the Company's website at http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=991

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our second quarter financial results and the underlying business events which generated those results. They include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; network security related to our EFT and third party processing platforms; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

                Consolidated Statements of Operations
      For the Three and Six Months Ended June 30, 2008 and 2007
                             (Unaudited)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2008        2007        2008        2007
                        ----------  ----------  ----------  ----------
                          (In thousands, except share and per share
                                         information)
 Revenues:
 ATM operating revenues $  121,505  $   73,964  $  236,567  $  145,620
 Vcom operating revenues     1,363          --       2,598          --
 ATM product sales and
  other revenues             4,107       3,275       8,385       6,137
                        ----------  ----------  ----------  ----------
  Total revenues           126,975      77,239     247,550     151,757
 Cost of revenues:
 Cost of ATM operating
  revenues (exclusive of
  depreciation,
  accretion, and
  amortization shown
  separately below)         91,862      56,344     178,694     111,080
 Cost of Vcom operating
  revenues                   1,739          --       4,008          --
 Cost of ATM product
  sales and other
  revenues                   3,662       3,288       7,826       6,085
                        ----------  ----------  ----------  ----------
  Total cost of revenues    97,263      59,632     190,528     117,165
  Gross profit              29,712      17,607      57,022      34,592
 Operating expenses:
 Selling, general, and
  administrative
  expenses                   9,800       6,920      18,351      13,364
 Depreciation and
  accretion expense         10,039       5,182      19,121      11,580
 Amortization expense        4,501       2,372       9,004       4,858
                        ----------  ----------  ----------  ----------
  Total operating
   expenses                 24,340      14,474      46,476      29,802
 Income from operations      5,372       3,133      10,546       4,790
 Other (income) expense:
 Interest expense, net       8,252       6,360      16,392      12,608
 Minority interest in
  subsidiary                    --          --          --        (112)
 Other loss                  1,042         478       2,103         359
                        ----------  ----------  ----------  ----------
  Total other expense        9,294       6,838      18,495      12,855
 Loss before income
  taxes                     (3,922)     (3,705)     (7,949)     (8,065)
 Income tax (benefit)
  expense                     (540)      1,910          25         937
                        ----------  ----------  ----------  ----------
 Net loss                   (3,382)     (5,615)     (7,974)     (9,002)
 Preferred stock
  accretion                     --          66          --         133
                        ----------  ----------  ----------  ----------
 Net loss available to
  common shareholders   $   (3,382) $   (5,681) $   (7,974) $   (9,135)
                        ==========  ==========  ==========  ==========

 Net loss per common
  share - basic and
  diluted               $    (0.09) $    (0.41) $    (0.21) $    (0.65)
                        ==========  ==========  ==========  ==========

 Weighted average shares
  outstanding - basic
  and diluted           38,735,027  14,026,960  38,662,452  13,996,586
                        ==========  ==========  ==========  ==========

                     Consolidated Balance Sheets
              As of June 30, 2008 and December 31, 2007

                                                  June 30,   Dec. 31,
                                                   2008        2007
                                                ----------  ----------
                                                (Unaudited)  (Audited)
                                                    (In thousands)

 Assets
 Current assets:
  Cash and cash equivalents                     $    5,155  $   13,439
  Accounts and notes receivable, net                21,405      23,248
  Inventory                                          3,508       2,355
  Restricted cash, short-term                       12,061       5,900
  Prepaid, deferred costs, and other current
   assets                                           14,300      11,843
                                                ----------  ----------
   Total current assets                             56,429      56,785
 Property and equipment, net                       176,088     163,912
 Intangible assets, net                            121,698     130,901
 Goodwill                                          234,466     235,185
 Prepaid and other assets                            8,524       4,502
                                                ----------  ----------
   Total assets                                 $  597,205  $  591,285
                                                ==========  ==========

 Liabilities and Stockholders' Equity
 Current liabilities:
  Current portion of long-term debt             $    1,293  $      882
  Current portion of capital lease obligations         853       1,147
  Current portion of other long-term liabilities    18,878      16,201
  Accounts payable and other accrued and current
   liabilities                                      86,572     104,909
                                                ----------  ----------
   Total current liabilities                       107,596     123,139
 Long-term liabilities:
  Long-term debt, net of current portion           341,158     307,733
  Capital lease obligations, net of current
   portion                                             598         982
  Deferred tax liability, net                       11,329      11,480
  Asset retirement obligations                      19,100      17,448
  Other long-term liabilities                       13,661      23,392
                                                ----------  ----------
   Total liabilities                               493,442     484,174
 Stockholders' equity                              103,763     107,111
                                                ----------  ----------
   Total liabilities and stockholders' equity   $  597,205  $  591,285
                                                ==========  ==========

                        Key Operating Metrics
      For the Three and Six Months Ended June 30, 2008 and 2007
                             (Unaudited)

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
 Average number of transacting
  ATMs:
 United States: Company-owned     12,390    11,568    12,262    11,544
 United States: Merchant-owned    10,720    11,706    10,855    11,778
 United States: 7-Eleven
  Financial Services Business      5,697        --     5,684        --
 United Kingdom                    2,413     1,583     2,331     1,502
 Mexico                            1,581       627     1,514       524
                                --------  --------  --------  --------
  Total average number of
   transacting ATMs               32,801    25,484    32,646    25,348
                                ========  ========  ========  ========

 Total transactions (in
  thousands)                      89,788    48,726   172,825    93,176
 Total cash withdrawal
  transactions (in thousands)     58,710    33,044   112,599    64,224
 Monthly cash withdrawal
  transactions per ATM               597       432       575       422

 Per ATM per month amounts:
 ATM operating revenues         $  1,235  $    967  $  1,208  $    957
 Cost of ATM operating
  revenues(1)                        934       737       912       730
                                --------  --------  --------  --------
  ATM operating gross profit(2) $    301  $    230  $    296  $    227
                                ========  ========  ========  ========

 ATM operating gross margin(1)      24.4%     23.8%     24.5%     23.7%

 Adjusted per ATM per month
  amounts:

 ATM operating revenues         $  1,235  $    967  $  1,208  $    957
 Adjusted cost of ATM operating
  revenues(1)(3)                     913       725       900       719
                                --------  --------  --------  --------
  Adjusted ATM operating gross
   profit(2)                    $    322  $    242  $    308  $    238
                                ========  ========  ========  ========

 Adjusted ATM operating gross
  margin(1)                         26.1%     25.0%     25.5%     24.9%

 Capital expenditures, excluding
  acquisitions and net of
  minority interest (in
  thousands)                    $ 16,169  $ 10,138  $ 42,233  $ 24,045

 -----------------------------
 (1) Amounts presented exclude the effects of depreciation, accretion, and amortization expense, which are presented separately in our consolidated statements of operations.

 (2) ATM operating gross profit is a measure of profitability that uses only the revenue and expenses that relate to operating the
     ATMs in our portfolio. Revenues and expenses from
     advanced-functionality services, ATM equipment sales, and other
     ATM-related services are not included.

 (3) Adjusted cost of ATM operating revenues includes the same adjustments to cost of revenues as those used to calculate
     Adjusted EBITDA and Adjusted Net Income.

  Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Adjusted
                             Net Income
      For the Three and Six Months Ended June 30, 2008 and 2007
                             (Unaudited)

                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2008        2007        2008        2007
                        ----------  ----------  ----------  ----------
                           (In thousands, except share and per share
                                          amounts)
 Net loss               $   (3,382) $   (5,615) $   (7,974) $   (9,002)
 Adjustments:
  Interest expense, net      7,722       6,000      15,354      11,892
  Amortization of
   deferred financing
   costs and bond
   discounts                   530         360       1,038         716
  Income tax (benefit)
   expense                    (540)      1,910          25         937
  Depreciation and
   accretion expense        10,039       5,182      19,121      11,580
  Amortization expense       4,501       2,372       9,004       4,858
                        ----------  ----------  ----------  ----------
 EBITDA                 $   18,870  $   10,209  $   36,568  $   20,981
                        ----------  ----------  ----------  ----------

 Add back:
  Other loss(1)              1,042         478       2,103         359
  Minority interest            (98)         90        (146)         85
  Adjustments to cost of
   ATM operating
   revenues(2)               2,046         913       2,449       1,697
  Adjustments to
   selling, general, and
   administrative
   expenses(3)                 669         720         525       1,138
                        ----------  ----------  ----------  ----------
 Adjusted EBITDA        $   22,529  $   12,410  $   41,499  $   24,260
                        ----------  ----------  ----------  ----------
 Less:
  Interest expense, net      7,722       6,000      15,354      11,892
  Depreciation and
   accretion expense        10,039       5,182      19,121      11,580
  Income tax expense
   (at 35%)                  1,668         430       2,458         276
                        ----------  ----------  ----------  ----------
 Adjusted Net Income    $    3,100  $      798  $    4,566  $      512
                        ==========  ==========  ==========  ==========

 Adjusted Net Income per
  Share                 $     0.08  $     0.06  $     0.12  $     0.04
                        ==========  ==========  ==========  ==========
 Adjusted Net Income per
  Diluted Share         $     0.08  $     0.03  $     0.11  $     0.02
                        ==========  ==========  ==========  ==========

 Weighted average shares
  outstanding - basic   38,735,027  14,026,960  38,662,452  13,996,586
                        ==========  ==========  ==========  ==========
 Weighted average
  shares outstanding -
  diluted               39,886,138  23,032,053  39,820,125  23,017,810
                        ==========  ==========  ==========  ==========

 ------------------------
 (1) Other losses for the three and six month periods ended June 30,
     2008 and the three month period ended June 30, 2007 were
     primarily comprised of losses on the disposal of fixed assets that were incurred in conjunction with the deinstallation of ATMs during the periods. Other losses for the six months ended
     June 30, 2007 included $1.0 million of losses on the disposal of fixed assets that were incurred in connection with the
     deinstallation of ATMs during the period, which was partially offset by $0.6 million in gains on the sale of equity securities awarded to Cardtronics pursuant to the bankruptcy plan of
     reorganization of Winn-Dixie Stores, Inc., one of the Company's
     merchant customers.

 (2) Adjustments to cost of ATM operating revenues include the following for the periods indicated:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
                                            (In thousands)
 Charges related to U.K. EMV
  certification delays          $  1,349  $     --  $  1,349  $     --
 In-house EFT processing
  conversion costs                   115       657       286     1,155
 U.K. in-house armored
  operation development costs        216        --       283        --
 Triple-DES related items            231       199       243       405
 Stock-based compensation
  expense                            132        15       197        31
 Other                                 3        42        91       106
                                --------  --------  --------  --------
 Total adjustments to cost of
  ATM operating revenues        $  2,046  $    913  $  2,449  $  1,697
                                ========  ========  ========  ========

 (3) Adjustments to selling, general, and administrative expenses include the following for the periods indicated:

                                Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                                ------------------  ------------------
                                  2008      2007      2008      2007
                                --------  --------  --------  --------
                                            (In thousands)
 Stock-based compensation
  expense                       $    413  $    218  $    614  $    424
 Litigation settlement costs          --       478        --       668
 Other                               256        24       (89)       46
                                --------  --------  --------  --------
 Total adjustments to selling,
  general, and administrative
  expenses                      $    669  $    720  $    525  $  1,138
                                ========  ========  ========  ========

CONTACT:  Cardtronics, Inc.
          Investors:
          J. Chris Brewster, Chief Financial Officer
            281-892-0128
            cbrewster@cardtronics.com
          Media:
          Joel Antonini, Vice President - Marketing
            281-552-1131
            joel.antonini@cardtronics.com